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                                                                    EXHIBIT 10.3

                               PATENT ASSIGNMENT
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     This PATENT ASSIGNMENT (the "Assignment") is made Mohan Ananda (the
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"Assignor"), to StampMaster, Inc., a Delaware corporation (the "Assignee").
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     In consideration for entering into the Assignment and License Agreement, effective as of January 20, 1998, by and between Assignor and Assignee, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Assignor has sold, assigned, and transferred and by these presents does hereby sell, assign, and transfer to Assignee, its successors, legal representatives and assigns, the entire right, title and interest in and to United States Letters Patents 5,495,411, 5,638,513 and 5,548,645 (the "Patents") and United States Application for Letters Patent for Secure On-Line
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PC Postage Metering System filed on June 10, 1997 and assigned Serial No.
08/872,792 (the "Patent Application"), the underlying inventions described
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therein and any and all applications, including provisional applications, therefor, in the United States of America and all foreign countries which may be granted therefor and thereon, and in and to any and all patents, divisions, continuations, and continuations-in-part of said application, and reissues and extensions of said Patents and Patent Application, and all rights under the International Convention for the Protection of Industrial Property, the same to be held and enjoyed by said Assignee, for its own use and behalf and the use and behalf of its successors, legal representatives and assigns, to the fall end of the term or terms for which Patents may be granted, as fully and entirely as the same would have been held and enjoyed by the Assignor, had this sale and assignment not been made.

     Assignor hereby requests the Commissioner of Patents to issue said Patents and Patent Application to said Assignee as the Assignee of the Letters Patents to be issued thereon for the sole use and behalf of said Assignee, its successors, legal representatives and assigns.


Dated:  January 20, 1998               MOHAN ANANDA

                                       /s/ Mohan Ananda
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